SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.


                                   FORM 8-K


                                CURRENT REPORT


                      Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                                 June 23, 2000
                 ------------------------------------------------
                 Date of Report (date of earliest event reported)



                               TangibleData, Inc.
               ----------------------------------------------------
               Exact name of Registrant as Specified in its Charter



         Colorado                 33-07075-LA            33-0179781
---------------------------    ---------------    ---------------------------
State or Other Jurisdiction    Commission File    IRS Employer Identification
     of Incorporation              Number                   Number


           5660 Airport Boulevard, Suite 105, Boulder, Colorado 80301
           -----------------------------------------------------------
           Address of Principal Executive Offices             Zip Code



                                (303) 417-0441
               --------------------------------------------------
               Registrant's Telephone Number, Including Area Code

ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANTS.

     (a) On June 23, 2000, TangibleData, Inc. (the "Registrant"), engaged Hein + Associates LLP as its independent accountants for the fiscal year ended December 31, 2000. Also on June 23, 2000, Michael Johnson & Co., LLC was dismissed as the Registrant's independent accountants.

     (b) Michael Johnson & Co., LLC's reports on the Registrant's financial statements for the fiscal years ended December 31, 1998 and December 31, 1999 contained no adverse opinion or disclaimer of opinion nor were they qualified as to audit scope or accounting principles. However, they did include a paragraph concerning uncertainties relating to the Registrant's ability to continue as a going concern.

     (c) The Registrant's Board of Directors made the decision to engage Hein + Associates LLP. The Registrant does not have an audit committee.

     (d) In connection with the prior audits for the fiscal years ended December 31, 1998 and December 31, 1999, and from December 31, 1999 to June 23, 2000, there have been no disagreements with Michael Johnson & Co., LLC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

     (e) The Registrant did not consult with Hein + Associates LLP with regard to any matter concerning the application of accounting principles to any specific transactions, either completed or proposed, or the type of audit opinion that might be rendered with respect to the Registrant's financial statements.

     (f) The Registrant has requested that Michael Johnson & Co., LLC review the disclosures contained herein and that firm has been given an opportunity to furnish the Registrant with a letter addressed to the Commission containing any new information, clarification of the Registrant's expression of its views, or the respect in which it does not agree with the statements made by the Registrant herein. Such letter is filed as an exhibit to this Report.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (a) EXHIBITS.

         Exhibit 16.     Letter from Michael Johnson & Co., LLC

                                 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                   TANGIBLEDATA, INC.



Dated: June 27, 2000                By:/s/ Blair Zykan
                                       Blair Zykan, President